Exhibit 10.1

VOTING AND SUPPORT AGREEMENT

This VOTING AND SUPPORT AGREEMENT (this “Agreement”) is made and entered into as of December 19, 2024, by and among KAKEN INVESTMENTS INC., a Delaware corporation (“Purchaser”), Aadi Bioscience, Inc., a Delaware corporation (“Seller”), and the undersigned stockholder of Seller (such stockholder, and any permitted transferee pursuant to Section 2 below, “Stockholder”).

RECITALS

WHEREAS, concurrently with the execution and delivery of this Agreement, Purchaser, Seller and Aadi Subsidiary, Inc., a Delaware corporation and wholly owned subsidiary of Seller (the “Company”) have entered into a Stock Purchase Agreement of even date herewith, as the same may be amended from time to time (the “Stock Purchase Agreement”), which provides for, among other things, the sale of one hundred percent (100%) of the issued and outstanding capital stock of the Company (the “Stock Purchase”) to Purchaser, upon the terms and subject to the conditions set forth in the Stock Purchase Agreement;

WHEREAS, the Seller Board has approved the Stock Purchase Agreement and the transactions contemplated by the Stock Purchase Agreement and this Agreement;

WHEREAS, as of the date hereof, Stockholder is the record holder and Beneficial Owner of such number of shares of Seller Common Stock set forth on Schedule I of this Agreement; and

WHEREAS, as a condition to its willingness to enter into the Stock Purchase Agreement, Purchaser has required Stockholder, and in order to induce Purchaser to enter into the Stock Purchase Agreement, Stockholder (solely in Stockholder’s capacity as such) has agreed, to enter into this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and promises contained in this Agreement and for other good and valuable consideration and intending legally to be bound, the receipt and adequacy of which are hereby acknowledged, the parties to this Agreement agree as follows:

SECTION 1 Certain Definitions. All capitalized terms that are used but not defined herein shall have the respective meanings ascribed to them in the Stock Purchase Agreement. For all purposes of and under this Agreement, the following terms shall have the following respective meanings:

(a) “Beneficially Own” and “Beneficial Ownership” have the meanings assigned to such terms in Rule 13d-3 under the Exchange Act, and a Person’s Beneficial Ownership of securities shall be calculated in accordance with the provisions of such rule (in each case, irrespective of whether such rule actually is applicable in such circumstance). For the avoidance of doubt, “Beneficially Own” and “Beneficial Ownership” shall include record ownership of securities.

(b) “Beneficial Owner” of securities shall mean a Person who Beneficially Owns such securities.

(c) “Encumbrance” shall mean any lien, encumbrance, mortgage, deed of trust, claim, lease, easement, servitude, transfer restriction, hypothecation, charge, security interest, pledge or option, proxy, right of first refusal, voting trust or any other similar right.

(d) “Expiration Time” shall mean the earliest to occur of the following: (i) such date and time as the Stock Purchase Agreement shall have been validly terminated pursuant to Article VIII thereof; (ii) the Closing; or (iii) the termination of this Agreement by mutual written consent of the parties hereto.

(e) “Permitted Encumbrance” shall mean any Encumbrance arising under the U.S. securities laws, Seller’s organizational or governing documents or customary custody arrangements with brokerage accounts or this Agreement and any other Encumbrance that would not prevent or delay or impair the consummation by Stockholder of the transactions contemplated by this Agreement or Stockholder’s ability to perform Stockholder’s obligations hereunder.

(f) “Subject Shares” shall mean (i) all shares of Seller Common Stock Beneficially Owned by Stockholder as of the date hereof and (ii) all additional shares of Seller Common Stock of which Stockholder acquires Beneficial Ownership at any time during the Support Period (including by way of stock dividend or distribution, split-up, recapitalization, combination, exchange of shares or issued upon the exercise of any options, the settlement of any restricted stock or other conversion of any convertible securities).

(g) “Support Period” means that period from the date of this Agreement until the Expiration Time.

(h) “Transfer” means to, directly or indirectly, whether by merger, consolidation, division, conversion, transfer, domestication, continuance, share exchange, operation of law or otherwise, (i) tender into any tender or exchange offer, (ii) offer, sell, pledge, create an Encumbrance with respect to (other than Permitted Encumbrances), assign, exchange, grant an option with respect to, establish or increase a put equivalent position or liquidate with respect to or decrease a call equivalent position, transfer, gift, dispose of or enter into any derivative arrangement with respect to any subject property or any interest therein (whether such arrangement is to be settled by delivery of securities, in cash or otherwise), convey any Beneficial Ownership interest in, or (iii) enter into an agreement, option or commitment to take any of the actions referred to in the foregoing clauses (i) and (ii).

SECTION 2 Transfer of Subject Shares.

(a) Transfer Restrictions. Except as expressly contemplated by this Agreement, during the Support Period, Stockholder shall not Transfer any of the Subject Shares nor cause or voluntarily consent to any Transfer of any of the Subject Shares or Stockholder’s voting or economic interest therein. Any action taken in violation of this Section 2 shall be null and void ab initio and of no effect whatsoever.

(b) Transfer of Voting Rights. During the Support Period, Stockholder shall not (i) deposit any Subject Shares in a voting trust or grant any proxy or power of attorney or enter into any voting agreement or similar agreement with respect to any of the Subject Shares (other than the grant of any proxy expressly provided herein or the grant of a proxy to a director or officer of Seller in connection with any annual or special meeting of the Seller Stockholders; provided that Stockholder shall remain liable hereunder to the extent such director or officer votes any Subject Shares in any manner inconsistent with this Agreement), (ii) Transfer any voting rights with respect to any of the Subject Shares or (iii) enter into any agreement or commitment to take any of the actions referred to in the foregoing clauses (i) and (ii).

(c) Exceptions. Nothing in this Section 2 shall prohibit a Transfer of Subject Shares by Stockholder (or, following any Transfer permitted by, and made in accordance with, this Section 2, by any such transferee Stockholder) (i) to one or more partners, members, or other equityholders of Stockholder or to a controlled Affiliate of, or Affiliate under common control with, Stockholder, (ii) to any other Person to whom Purchaser has consented with respect to a Transfer by Stockholder in advance in writing, (iii) if Stockholder is an individual, to any member of Stockholder’s immediate family or to a trust or similar vehicle solely for the benefit of Stockholder and/or any member or members of Stockholder’s immediate family, or (iv) to Stockholder’s executors, administrators, testamentary trustees, legatees or beneficiaries, for bona fide estate planning purposes by will or by the laws of intestate succession; provided, however, that a Transfer referred to in this Section 2(c) shall be permitted only if, in the case of clauses (i) through (iv), the transferee agrees in writing, in substantially the form attached hereto as Exhibit A, to be bound by the terms of this Agreement with respect to Subject Shares, and provided further, that no such Transfer shall relieve Stockholder of any of Stockholder’s obligations hereunder.

(d) Involuntary Transfer. If any involuntary Transfer of any of the Subject Shares shall occur (including, but not limited to, a sale by Stockholder’s trustee in any bankruptcy, a sale to a purchaser at any creditor’s or court sale or upon the death of Stockholder pursuant to the terms of any trust or will of Stockholder or by the Laws of intestate succession), the transferee (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee) shall take and hold such Subject Shares subject to all of the restrictions, liabilities and rights under this Agreement, which shall continue in full force and effect for the Support Period.

SECTION 3 Voting Agreement.

(a) Stockholder hereby agrees that, during the Support Period, at the Seller Stockholder Meeting or any other meeting (whether annual or special and each postponement, recess, adjournment or continuation thereof) of the Seller Stockholders at which any of the matters set forth in clause (ii) below is put to the vote of Seller Stockholders, however called, and in connection with any written consent of the Seller Stockholders with respect to any of the matters set forth in clause (ii) below, if applicable, Stockholder shall (i) appear at such meeting or otherwise cause all of the Subject Shares entitled to vote thereat, as applicable, to be counted as present thereat for purposes of calculating a quorum, and (ii) vote or cause to be voted (including by proxy or written consent, if applicable) all the Subject Shares, (A) in favor of (“for”) (1) the Stock Purchase and the other transactions contemplated by the Stock Purchase Agreement (to the extent proposed to be voted upon or consented to by the Seller Stockholders) and the approval of the Stock Purchase Agreement, including any amended and restated Stock Purchase Agreement or amendment to the Stock Purchase Agreement that does not change the form of the consideration payable to Seller upon the closing under the Stock Purchase Agreement or reduce the Base Consideration, (2) the transactions listed on Schedule B of the Stock Purchase Agreement (the “Specified Transactions”) and (3) the approval of any proposal to adjourn or postpone such meeting of the Seller Stockholders to a later date if there are not sufficient votes to approve the Stock Purchase and the other transactions contemplated by the Stock Purchase Agreement (to the extent proposed to be voted upon or consented to by the Seller Stockholders) or approve the Stock Purchase Agreement (as it may have been amended or amended and restated in a manner for which Stockholder is obligated to vote in favor or consent to hereunder), including the Specified Transactions and (B) to the extent any such matter is formally submitted for a vote (or the consent) of the Seller Stockholders, against (1) any action or proposal in favor of an Acquisition Proposal (including a Superior Proposal), without regard to the terms of such Acquisition Proposal, or any of the transactions contemplated thereby, (2) any action or proposal that would reasonably be expected to result in a breach of any covenant, representation or warranty, or any other obligation or agreement of Seller or the Company under the Stock Purchase Agreement or of Stockholder under this Agreement, and (3) any action, proposal, transaction or agreement that would reasonably be expected to impede, interfere with, delay, discourage, adversely affect or inhibit the timely consummation of the Stock Purchase or the fulfillment of Purchaser’s, Seller’s or the Company’s conditions to Closing under the Stock

Purchase Agreement or change in any manner the voting rights of the Subject Securities or any other shares of capital stock of Seller (including, without limitation, any extraordinary corporate transaction, such as a merger, consolidation, amalgamation, plan or scheme of arrangement, share exchange, business combination, division, conversion, transfer, domestication, continuance or similar transaction, any amendments of Seller’s organizational or governing documents, or any sale, lease, sublease, exchange, license, sub-license, or other disposition of all or a material portion of the assets of Seller or any of its subsidiaries). Stockholder covenants and agrees that, except for this Agreement, Stockholder shall not, and shall not permit any Person under Stockholder’s control, during the Support Period, to (x) enter into any voting agreement or voting trust with respect to any Subject Shares, (y) except as expressly set forth herein, grant, a proxy, consent or power of attorney with respect to any Subject Shares, or (z) make, or in any manner participate in, directly or indirectly, a “solicitation” of “proxies” (as such terms are used in 17 CFR § 240.14a-1, et seq.) or consents from Seller Stockholders in connection with any vote of the Seller Stockholders with respect to the Stock Purchase Agreement, the Stock Purchase or the other transactions contemplated by the Stock Purchase Agreement, other than to recommend that Seller Stockholders vote in favor of the Stock Purchase and the other transactions contemplated by the Stock Purchase Agreement (to the extent proposed to be voted upon or consented to by the Seller Stockholders) and the approval of the Stock Purchase Agreement (and any actions required in furtherance thereof or otherwise expressly provided in this Agreement or the Stock Purchase Agreement) including the Specified Transactions.

(b) Nothing in this Agreement shall obligate Stockholder to exercise any option or any other right to acquire any shares of Seller Common Stock.

SECTION 4 Directors and Officers. Notwithstanding any provision of this Agreement to the contrary, but without limiting any obligations of Seller or the Company under the Stock Purchase Agreement, nothing in this Agreement shall limit any individual who is a director or officer of Seller from acting in such capacity and exercising his or her rights or fiduciary duties as a director or officer of Seller or voting in such person’s sole discretion on any matter (it being understood that this Agreement shall apply to Stockholder solely in Stockholder’s capacity as stockholder of Seller and that any director or officer of Seller who signs this Agreement as Stockholder, or on behalf of Stockholder, is signing only as Stockholder (or on behalf of Stockholder) and not in any other capacity).

SECTION 5 No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Purchaser any direct or indirect ownership or incidence of ownership of or with respect to any Subject Shares. All rights, ownership and economic benefits of and relating to the Subject Shares shall remain vested in and belong to Stockholder, and Purchaser shall have no authority by virtue of this Agreement or the transactions to be consummated pursuant hereto to manage, direct, superintend, restrict, regulate, govern, or administer any of the policies or operations of Seller or the Company or exercise any power or authority to direct Stockholder in the voting of any of the Subject Shares to the extent such Subject Shares are entitled to be voted, except as expressly provided herein.

SECTION 6 Representations and Warranties of Stockholder. Stockholder hereby represents and warrants to Purchaser and Seller as follows:

(a) Power; Binding Agreement. Stockholder has full power and authority and legal capacity to execute and deliver this Agreement and to perform Stockholder’s obligations hereunder. This Agreement has been duly and validly executed and delivered by Stockholder, and, assuming this Agreement constitutes a valid and binding obligation of Purchaser and Seller, constitutes a valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms, except as such enforceability (A) may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar Laws affecting or relating to creditors’ rights generally; and (B) is subject to general principles of equity.

(b) No Conflicts. None of the execution and delivery by Stockholder of this Agreement or the performance by Stockholder of any obligations hereunder will (i) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) or result in the creation of any Encumbrance (other than Permitted Encumbrances) on any of the Subject Shares, under any of the terms, conditions or provisions of any note, loan agreement, bond, mortgage, indenture, commitment, arrangement, understanding or other agreement (including organizational documents) to which Stockholder is a party or by which Stockholder or any of Stockholder’s properties or assets (including the Subject Shares) may be bound, or (ii) conflict with or violate any Order or Law applicable to Stockholder or any of Stockholder’s properties or assets, except, in each of cases (i) and (ii), as would not reasonably be expected to prevent or materially delay or impair Stockholder’s ability to perform any of the obligations of Stockholder hereunder.

(c) Ownership of Shares. Stockholder is the Beneficial Owner of the shares of Seller Common Stock set forth on Schedule I of this Agreement. Stockholder Beneficially Owns all such shares of Seller Common Stock free and clear of Encumbrances (other than Permitted Encumbrances). As of the date hereof, Stockholder does not Beneficially Own any shares of Seller Common Stock other than the shares of Seller Common Stock set forth on Schedule I of this Agreement.

(d) Consents. No consent, approval, Order or authorization of, or registration, declaration or filing with, any Governmental Authority or any other Person, is required by or with respect to Stockholder in connection with the valid execution and delivery or performance of this Agreement by Stockholder.

(e) Voting and Disposition Power. Stockholder has sole (or, together with Affiliates of Stockholder, shared) voting power, power of disposition, power to issue instructions with respect to the matters set forth herein and power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Subject Shares. Except pursuant to this Agreement, there are no options, warrants or other rights, agreements, arrangements or commitments to which Stockholder is a party relating to the pledge, disposition or voting of any of the shares of Seller Common Stock indicated on Schedule I of this Agreement and no such shares of Seller Common Stock are subject to any stockholders’ agreement, proxy, voting trust or other agreement or arrangement with respect to the voting of such Subject Shares.

(f) Reliance. Stockholder has (i) received a copy of the Stock Purchase Agreement and this Agreement, (ii) had the opportunity to carefully read each such agreement and is fully aware of the contents thereof and their meaning, intent and legal effect, (iii) been represented by or had the opportunity to be represented by independent counsel of Stockholder’s own choosing and (iv) had the right and opportunity to consult with its counsel, and to the extent, if any, that the Stockholder desired, the Stockholder availed itself of such right and opportunity. Stockholder is competent to execute this Agreement and has executed this Agreement free from coercion, duress or undue influence. Stockholder understands and acknowledges that Purchaser, Seller and the Company are entering into the Stock Purchase Agreement in reliance upon Stockholder’s execution, delivery and performance of this Agreement. Other than the representations and warranties of Seller and the Company expressly set forth in the Stock Purchase Agreement and the representations and warranties of Purchaser set forth herein, Stockholder has not relied upon, and expressly disclaims reliance upon, the representations and warranties of any person or entity in connection with Stockholder’s entry into this Agreement.

(g) Absence of Litigation. As of the date hereof, there is no action, suit, claim, proceeding, charge, investigation or arbitration pending against, or, to the knowledge of Stockholder, threatened in writing against or affecting Stockholder or any of Stockholder’s properties or assets (including the Subject Shares) before or by any Governmental Authority that would reasonably be expected to prevent or materially delay or impair Stockholder’s ability to perform any of the obligations of Stockholder hereunder.

(h) Brokers. No broker, finder, financial advisor, investment banker or other Person is entitled to any brokerage, finder’s, financial advisor’s or other similar fee or commission from Purchaser, Seller or the Company in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Stockholder (other than as an officer or director of Seller).

SECTION 7 Representations and Warranties of Purchaser. Purchaser represents and warrants to Stockholder as follows:

(a) Organization and Qualification. Purchaser is a duly organized and validly existing corporation in good standing under the Laws of Delaware.

(b) Power; Binding Agreement. Purchaser has full corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by Purchaser of this Agreement, the performance by Purchaser of its obligations hereunder and the consummation by Purchaser of the transactions contemplated hereby have been duly and validly authorized by Purchaser and no other actions or proceedings on the part of Purchaser are necessary to authorize the execution and delivery by Purchaser, the performance by Purchaser of its obligations hereunder or the consummation by Purchaser of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Purchaser, and, assuming this Agreement constitutes a valid and binding obligation of Stockholder and Seller, constitutes a valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except as such enforceability (A) may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar Laws affecting or relating to creditors’ rights generally, and (B) is subject to general principles of equity.

SECTION 8 Representations and Warranties of Seller. Seller represents and warrants to Stockholder and Purchaser as follows:

(a) Organization and Qualification. Seller is a duly organized and validly existing corporation in good standing under the Laws of Delaware.

(b) Power; Binding Agreement. Seller has full corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by Seller of this Agreement, the performance by Seller of its obligations hereunder and the consummation by Seller of the transactions contemplated hereby have been duly and validly authorized by Seller and no other actions or proceedings on the part of Seller are necessary to authorize the execution and delivery by Seller, the performance by Seller of its obligations hereunder or the consummation by Seller of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Seller, and, assuming this Agreement constitutes a valid and binding obligation of Stockholder and Purchaser, constitutes a valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as such enforceability (A) may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar Laws affecting or relating to creditors’ rights generally, and (B) is subject to general principles of equity.

SECTION 9 Disclosure. Stockholder shall permit Seller, the Company and Purchaser to publish and disclose, in all documents and schedules filed with the SEC, and any press release or other disclosure document that Seller, the Company or Purchaser determines to be required by Law in connection with the Stock Purchase and the other transactions contemplated by the Stock Purchase Agreement, Stockholder’s identity and ownership of Subject Shares and the nature of the commitments, arrangements and understandings under this Agreement. Seller shall permit Stockholder to publish and disclose in all disclosure documents to the extent required by Law (including, without limitation, any proxy statement or Schedule 13D filed with the SEC under the Exchange Act) the nature of the commitments, arrangements and understandings under this Agreement.

SECTION 10 Further Assurances. Subject to the terms and conditions of this Agreement, each party shall use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary to fulfill such party’s obligations under this Agreement.

SECTION 11 Termination. This Agreement shall terminate and shall have no further force or effect as of the Expiration Time, provided that Section 9, this Section 11 and Section 12 shall survive such termination and remain in full force and effect. Notwithstanding anything in this Section 11 to the contrary, nothing in this Section 11 shall relieve any party hereto from liability for any willful breach of this Agreement prior to such termination.

SECTION 12 Miscellaneous Provisions.

(a) Entire Agreement; Amendments. This Agreement (including any schedules hereto) constitutes the entire understanding and supersedes and cancels all prior and contemporaneous agreements, understandings and statements, written or oral, among the undersigned with respect to the subject matter hereof. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by each of the parties hereto. No waiver by any party hereto of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty, covenant or agreement hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence. For the avoidance of doubt, nothing in this Agreement shall be deemed to amend, alter or modify, in any respect, any of the provisions of the Stock Purchase Agreement.

(b) Successors and Assigns; No Third-Party Beneficiaries. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Except as provided in Section 2(c), Stockholder may not assign any of Stockholder’s rights or obligations hereunder without the prior written consent of Purchaser, or no such assignment shall relieve Stockholder of any liabilities or obligations hereunder. Purchaser may not assign this Agreement or any benefits hereunder except to an Affiliate of Purchaser. Subject to the foregoing provisions of this Section 12(b), this Agreement will be binding upon, inure to the benefit of, and be enforceable by the parties and their respective successors and permitted assigns. Any attempted assignment or delegation in violation of this Section 12(b) will be null and void. Nothing in this Agreement, express or implied, is intended to confer upon any Person, other than the parties hereto, any rights or remedies under or by reason of this Agreement.

(c) Specific Enforcement. The parties hereto agree that irreparable harm would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, that such harm would be impossible to measure in money damages, that in the event of such breach the non-breaching party will not have an adequate remedy at law or in damages and, accordingly that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof, in addition to any other remedy to which they are entitled at Law or in equity in connection with this Agreement. The parties hereto agree that unless and until this Agreement is validly terminated in accordance with Section 11, (i) the parties hereto shall be entitled to an injunction or injunctions from a court of competent jurisdiction as set forth in Section 12(d)(2) to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, without bond, or other security being required, (ii) no party will oppose the seeking of such relief on the basis that the other party has an adequate remedy at law and (iii) the right of specific enforcement is an integral part of the performance of the obligations and other transactions contemplated hereby, and without that right, Purchaser would not have entered into this Agreement. For the avoidance of doubt, each of Purchaser and Seller has the right to specifically enforce this Agreement against Stockholder, with or without the concurrence of the other.

(d) Governing Law; Consent to Jurisdiction; Venue.

(1) This Agreement, and all Legal Proceedings (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement, shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law rules of such state.

(2) The parties hereto agree that any Legal Proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the performance of the obligations contemplated hereby shall be brought in the Delaware Court of Chancery, or if that court does not have jurisdiction, a federal court sitting in the State of Delaware. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the Delaware Court of Chancery in respect of any Legal Proceeding arising out of or relating to this Agreement or the performance of the obligations contemplated hereby, or relating to enforcement of any of the terms of this Agreement, and hereby waives, and agrees not to assert, as a defense in any such Legal Proceeding, any claim that it is not subject personally to the jurisdiction of such court, that the Legal Proceeding is brought in an inconvenient forum, that the venue of the Legal Proceeding is improper or that this Agreement or the performance of the obligations contemplated hereby may not be enforced in or by such courts. Each party hereto agrees that notice or the service of process in any Legal Proceeding out of or relating to this Agreement or the performance of the obligations contemplated hereby shall be properly served or delivered if delivered in the manner contemplated by Section 12(g) or in any other manner permitted by law.

(e) Waiver of Jury Trial. EACH OF THE PARTIES HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR THE PERFORMANCE OF THE OBLIGATIONS OR OTHER TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE PERFORMANCE OF THE OBLIGATIONS CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (a) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED,

EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (b) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER, (c) IT MAKES THE FOREGOING WAIVER VOLUNTARILY, AND (d) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 12(e).

(f) Expenses. All out-of-pocket fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be borne by the party incurring such fees, costs and expenses, whether or not the transactions contemplated by the Stock Purchase Agreement are consummated.

(g) Notices. Any notices or other communications required or permitted under, or otherwise given in connection with, this Agreement shall be in writing and shall be deemed to have been duly given (i) when delivered if delivered in person, (ii) on the fifth (5th) Business Day after dispatch by registered or certified mail, (iii) on the next Business Day if transmitted by national overnight courier or (iv) on the date sent if sent by e-mail (provided that no “bounce-back” or similar message is received by the sender), in each case as follows:

if to Purchaser, to:

KAKEN INVESTMENTS INC.

1000 N. West Street, Suite 1400

Wilmington, Delaware 19801

Attn:  Masashi Suzudo

  Mitsuru Watanuki

  Yoshiki Sato

Email: [Omitted]

   [Omitted]

   [Omitted]

with a copy (which will not constitute notice) to:

Mori Hamada & Matsumoto

16th Floor, Marunouchi Park Building

2-6-1 Marunouchi, Chiyoda-ku

Tokyo 100-8222, Japan

Attn:  Seiichi Okazaki

  Takaya Sato

Email: seiichi.okazaki@mhm-global.com

   takaya.sato@mhm-global.com

McDermott Will & Emery LLP

2049 Century Park East, Suite 3200

Los Angeles, CA 90067-3206

Attn:  Matt Carter

 David A. Lipkin

Email: mcarter@mwe.com

  dlipkin@mwe.com

if to Seller, to:

Aadi Bioscience, Inc.

17383 Sunset Boulevard, Suite A250

Pacific Palisades, California 90272

Attn:  David Lennon

  Steve Rodin

Email: [Omitted]

  [Omitted]

with a copy (which will not constitute notice) to:

Wilson Sonsini Goodrich & Rosati, P.C.

12235 El Camino Real

San Diego, California 92130

Attn:  Dan Koeppen

  Robert L. Wernli, Jr.

  Ethan Lutske

  Jack Hamilton

Email: dkoeppen@wsgr.com

   rwernli@wsgr.com

   elutske@wsgr.com

   jhamilton@wsgr.com

if to Stockholder, to the address set forth on Schedule I to this Agreement.

(h) Stockholder Obligations. Stockholder shall not be liable for any breach of the terms of any agreement similar to this Agreement by any other Seller Stockholder. Nothing in this Agreement shall be interpreted as creating or forming a “group” with any other Person for the purposes of Rule 13d-5(b)(1) of the Exchange Act or for any other similar provision of Law.

(i) Stop-Transfer Instructions. At all times commencing with the execution and delivery of this Agreement and continuing until the Expiration Time, in furtherance of this Agreement, Stockholder hereby authorizes Seller or its counsel to notify Seller’s transfer agent that there is a stop transfer order with respect to all the Subject Shares (and that this Agreement places limits on the voting and transfer of such Subject Shares), subject to the provisions hereof and provided that any such stop transfer order and notice will immediately be withdrawn and terminated by Seller following the Expiration Time.

(j) Descriptive Headings. The section headings of this Agreement are for reference purposes only and will not in any way affect the meaning or interpretation of this Agreement.

(k) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions hereunder is not affected in any manner materially adverse to any party. Upon such a determination, the parties hereto agree to negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner, in order that the transactions hereunder be consummated as originally contemplated to the fullest extent possible.

(l) Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto. Signatures to this Agreement transmitted by by electronic mail in PDF form or by any other electronic means designed to preserve the original graphic and pictorial appearance of a document, will be deemed to have the same effect as physical delivery of the paper document bearing the original signatures.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed to be effective as of the date first above written.

KAKEN INVESTMENTS INC.

By:
Name:
Title:

[Signature Page to Voting and Support Agreement]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed to be effective as of the date first above written.

AADI BIOSCIENCE, INC.

By:
Name:
Title:

[Signature Page to Voting and Support Agreement]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed to be effective as of the date first above written.

ENTITY STOCKHOLDER

Entity Name

By:
Name:
Title:

INDIVIDUAL STOCKHOLDER

Name:

[Signature Page to Voting and Support Agreement]

SCHEDULE I

Beneficially Owned Shares	Address (including email)
[•]	[Address] [City, State ZIP] Attn: [•] Email: [•]

[Schedule I to Voting and Support Agreement]

EXHIBIT A

JOINDER AGREEMENT

The undersigned is executing and delivering this Joinder Agreement pursuant to that certain Voting and Support Agreement dated as of December 19, 2024, as amended or modified from time to time in accordance with its terms, by and between KAKEN INVESTMENTS INC., Aadi Bioscience, Inc. and [Stockholder] (the “Voting Agreement”). Capitalized terms used but not defined in this Joinder Agreement shall have the meanings ascribed to such terms in the Voting Agreement.

The undersigned acknowledges and agrees that it shall be bound by, and subject to, all of the restrictions, covenants, terms and conditions of the Voting Agreement as though an original “Stockholder” party thereto with respect to the Subject Shares [Transferred to it][owned in a joint account with Stockholder].

The address and e-mail address to which notices may be sent to the undersigned are as follows:

[Stockholder]

[Address]

[City, State ZIP]

Attn: [•]

Email: [•]

Date: [•]

[Name]

[Exhibit A to Voting and Support Agreement]